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Exhibit 10.37

FORM RESTRICTED STOCK AWARD

iPCS, INC. AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

        The Company maintains the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Restricted Stock Award (sometimes referred to as the "Award"), and the Participant has been selected by the committee administering the Plan (the "Committee") to receive this Restricted Stock Award under the Plan. The following sets forth the terms of the Award.

        1.    Terms of Award.    The following words and phrases used in this Award shall have the meanings set forth in this paragraph 1:

  (a)
  The "Participant" is                                    .

  (b)
  The "Grant Date" is                                    .

  (c)
  The number of "Covered Shares" subject to this Award is                                    shares. Covered Shares are shares of Stock granted pursuant to this Award and are subject to the terms of the Award as set forth herein and the Plan.

  (d)
  The "Restricted Period" with respect to any Covered Share is the period beginning on the Grant Date and ending on the date that such Covered Share is fully vested in accordance with the terms of this Award. The Restricted Period applicable to the Covered Shares is set forth in paragraph 5 of this Award.

  (e)
  Other words and phrases used in this Award are defined in the Plan or elsewhere in this Award. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Award.

        2.    Award.    The Participant is hereby granted the number of Covered Shares set forth in paragraph 1.

        3.    Dividends and Voting Rights.    On the Vesting Date (as defined in paragraph 5), the Participant shall be entitled to receive any dividends paid with respect to the Covered Shares vesting on such Vesting Date, which dividends became payable during the Restricted Period; provided, however, that no dividends shall be payable to or for the benefit of the Participant for Covered Shares (a) with respect to record dates occurring prior to the Grant Date, (b) with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares, or (c) with respect to Covered Shares that are forfeited (including Covered Shares that are forfeited after an applicable record date). The Participant shall be entitled to vote the Covered Shares during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.

        4.    Deposit of Covered Shares.    During the Restricted Period, each Covered Share granted under this Award shall be registered in the name of the Participant and shall be deposited with the Company's transfer agent (either on a certificated or uncertificated basis as determined by the Committee). The grant of the Covered Shares is conditioned upon the Participant endorsing in blank a stock power for the Covered Shares.

        5.    Vesting and Forfeiture of Shares.    The Covered Shares shall not vest until the third anniversary of the Grant Date (the "Vesting Date), on which date 100% of the Covered Shares shall vest. With respect to the Covered Shares, the period during which the Covered Shares are not vested (and are therefore subject to forfeiture) is referred to herein as the "Restricted Period". Upon the vesting of the

Covered Shares, the Participant shall own such shares free of all restrictions otherwise imposed by this Award, other than the restrictions imposed by paragraph 6 hereof. Notwithstanding the foregoing provisions of this paragraph 5, the Participant shall become vested in the Covered Shares and shall become the owner of the shares free of all restrictions otherwise imposed by this Award, other than the restrictions of paragraph 6, and the Restricted Period with respect to all of the Covered Shares shall terminate and expire prior to the date otherwise indicated above upon the vesting of the Covered Shares upon (a) a Change in Control that occurs on or before the Date of Termination, or (b) the occurrence of any other acceleration event described in a written employment agreement, if any, between the Participant and the Company or a subsidiary of the Company. Except as otherwise provided in this paragraph 5, the Participant shall forfeit any of the Covered Shares which have not vested as of his Date of Termination.

        6.    Compliance with Applicable Laws; Limits on Distribution.

  (a)
  Compliance with Securities Laws.    If the Participant is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee may, at any time, add such conditions and limitations to any of the Covered Shares (or the shares of Stock after the Restricted Period has lapsed) as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) of the Exchange Act and the rules and regulations thereunder or to obtain any exemption therefrom.

  (b)
  Certificates; Cash in Lieu of Fractional Shares.    To the extent that the Plan or this Award provides for issuance of certificates to reflect the transfer of Covered Shares, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange or similar entity. In lieu of issuing a fraction of a share of Stock pursuant to the Plan or this Award, the Company may pay to the Participant an amount equal to the Fair Market Value of such fractional share.

  (c)
  Lock-Up Period.    The Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Participant shall not sell or otherwise transfer any Stock or other securities of the Company during the 180-day period, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        7.    Withholding.    The grant and vesting of shares of Stock under this Award and all other payments provided by this Award are subject to withholding of all applicable taxes. At the election of the Participant, and if allowed by the Committee, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

        8.    Nontransferability.    During the Restricted Period for a Covered Share, the Covered Share may not be sold, assigned, transferred pledged or otherwise encumbered in any manner otherwise than by will or by the laws of descent or distribution.

        9.    Heirs and Successors.    This Award shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Award have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Award and the Plan.

        10.    Administration.    The authority to manage and control the operation and administration of this Award shall be vested in the Committee, and the Committee shall have all powers with respect to this Award as it has with respect to the Plan. Any interpretation of the Award by the Committee and any decision made by it with respect to the Award is final and binding on all persons.

        11.    Plan Governs.    Notwithstanding anything in this Award to the contrary, the terms of this Award shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company and this Award is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

        12.    Not An Employment Contract.    The grant of Covered Shares pursuant to this Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

        13.    Amendment.    This Award may be amended in accordance with the provisions of the Plan and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

        14.    Severability.    The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award, and each other provision of this Award shall be severable and enforceable to the extent permitted by law.

        15.    Applicable Law.    The provisions of this Award shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any jurisdiction.

        16.    Entire Award.    The Plan and this Award constitute all of the terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

        17.    Definitions.    For purposes of this Award, words and phrases used in this Award shall be defined as follows:

  (a)
  Date of Termination.    The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Date of Termination caused by the Participant being discharged by the employer.

  (b)
  Designated Beneficiary.    The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under this Award or before the complete distribution of benefits to the Designated Beneficiary under this Award, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

  (c)
  Plan Definitions.    Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Award.

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  Exhibit 10.37